UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
ONLINE RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)
Tennenbaum Capital Partners, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On February 3, 2009, Tennenbaum Capital Partners, LLC (“TCP”) filed with the Securities and Exchange Commission (the “SEC”) Amendment No. 6 to its Schedule 13D (“Amendment No. 6”) with respect to Online Resources Corporation, a Delaware corporation (the “Company”). Amendment No. 6 (filed as Exhibit 1 hereto) discloses that TCP has decided to nominate three individuals for election to the Company’s board of directors at the Company’s 2009 annual meeting of stockholders (the “Annual Meeting”).
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TCP FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE COMPANY’S ANNUAL MEETING, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.
Information regarding the Participants in a solicitation of proxies with respect to the Annual Meeting is filed herewith as Exhibit 2.

Exhibits:

Exhibit 1:	Amendment No. 6 to Schedule 13D of Tennenbaum Capital Partners, LLC filed with the SEC on February 3, 2009.

Exhibit 2:	Information regarding the Participants